UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 21, 2010

Date of Report (Date of earliest event reported)

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership

Confirmation of Modified Plan of Reorganization

As previously reported, commencing on April 16, 2009, General Growth Properties, Inc. (“GGP”) and certain of GGP’s domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  As of October 21, 2010, 126 Debtors, including GGP, remained subject to the Chapter 11 proceedings (the “TopCo Debtors”).  GGP is pursuing a reorganization (the “Reorganization”) whereby, among other things, existing shares of common stock of GGP (“Common Stock”) would be exchanged (subject to certain adjustments) for shares of common stock (“New Common Stock”) of a new company that would succeed to GGP in the Reorganization (“New GGP”).

On October 21, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the TopCo Debtors’ third amended joint plan of reorganization under Chapter 11, as modified (the “Modified Plan”), which was filed with the Bankruptcy Court on October 21, 2010.  The Modified Plan sets forth the manner in which claims against and equity interests in the TopCo Debtors are to be treated.  The Modified Plan also provides for the consummation of certain restructuring transactions and the treatment of claims and interests against or with respect to the TopCo Debtors.  At emergence, GGP will split itself into two separate publicly traded companies (New GGP and The Howard Hughes Corporation), and current shareholders will receive common stock in both companies.

Except as otherwise noted, holders of certain claims against the TopCo Debtors will receive in exchange for such claim an amount in cash equal to the allowed amount of such claim.  Approximately $1.9 billion of aggregate principal amount of indebtedness of the TopCo Debtors will be reinstated or replaced at an exchange of $1,000 in principal amount of old debt for each $1,000 in principal amount of new notes.  Holders of claims in respect of obligations pursuant to the Contingent Stock Agreement dated as of January 1, 1996 will receive their pro rata share of $230 million in value, which shall be paid in an initial payment of $10 million in cash to such holders or their designees, with the remaining $220 million to be paid at GGP’s option in New GGP common stock and/or cash.  Holders of common and preferred units of GGP Limited Partnership will receive a distribution of cash, less any applicable required tax withholding, based on their share of dividends accrued and unpaid prior to the date that the Modified Plan is effective, reinstatement of such units in the same number as they held as of the record date and a pro rata share of common stock of The Howard Hughes Corporation.  Each holder of common stock of GGP will receive one share of common stock of New GGP and 0.0983 shares of common stock of The Howard Hughes Corporation.  The record date for the distribution of shares is November 1, 2010.

Although the Bankruptcy Court entered the Confirmation Order on October 21, 2010, the Plan is not yet effective.  The Plan provides that it will become effective upon the satisfaction or waiver of certain conditions precedent, including, but not limited to, the (i)

receipt of all governmental and regulatory approvals or rulings, (ii) all actions and all agreements, instruments or other documents necessary to implement the Plan shall have been effected, executed or delivered, as applicable, (iii) all necessary authorizations, consents and approvals will have been obtained, and (iv) any other actions GGP determines necessary to implement the terms of the Modified Plan will have been taken.  The Company anticipates that the effective date of the Plan will occur on or about November 8, 2010.

As described in the monthly operating reports, during the fiscal month ended August 31, 2010, the Debtors had total assets of $25.8 billion and total liabilities of $24.1 billion.  The monthly operating reports cover the results of only the Debtors and do not include the results for the Company’s other non-Debtor subsidiaries that are not material to its operations.

The discussion of the Modified Plan herein is a summary and is qualified in its entirety by the Modified Plan attached hereto as Exhibit 2.1 and incorporated by reference herein.

Additional Information and Press Releases

On October 21, 2010, GGP issued a press release announcing the confirmation of the Modified Plan.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 21, 2010, GGP issued a press release announcing the record date for distributions pursuant to the Modified Plan.  The press release is attached hereto as Exhibit 99.2 an is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this current report on Form 8-K, including the exhibits being furnished as part of this report, may contain forward-looking statements.  The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them.  Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, GGP’s ability to successfully complete its plan of reorganization and emerge from bankruptcy, GGP’s ability to refinance, extend, restructure or repay its near and intermediate term debt, GGP’s substantial level of indebtedness, GGP’s ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, GGP’s liquidity demands, and retail and economic conditions.  Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release.  GGP disclaims any obligation to update any forward-looking statements.

Item 9.01. Financial Statement and Exhibits.

Exhibit
Number	Description

2.1	Plan Debtors’ Third Amended Joint Plan of Reorganization, as modified filed with the U. S. Bankruptcy Court for the Southern District of New York on October 21, 2010
99.1	Press release titled “General Growth Properties Plan of Reorganization Confirmed by Court” dated October 21, 2010.
99.2	Press release titled “General Growth Properties, Inc. Announces Record Date for Distributions Pursuant to Plan of Reorganization” dated October 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

/s/ Edmund Hoyt
	Name:	Edmund Hoyt
	Title:	Senior Vice President and Chief
Accounting Officer
Date: October 26, 2010

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Plan Debtors’ Third Amended Joint Plan of Reorganization, as modified filed with the U. S. Bankruptcy Court for the Southern District of New York on October 21, 2010
99.1	Press release titled “General Growth Properties Plan of Reorganization Confirmed by Court” dated October 21, 2010.
99.2	Press release titled “General Growth Properties, Inc. Announces Record Date for Distributions Pursuant to Plan of Reorganization” dated October 21, 2010.